CLEARFIELD

Fiscal Year 2015 Second Quarter Ended March 31, 2015

FieldReport

Virtual Conference Call
As of April 23, 2015

CLEARFIELD



Cheri Beranek

President and CEO

April 23, 2015 2

This is Cheri Beranek, President and CEO for Clearfield. Welcome to the second quarter and year to date, fiscal year 2015 FieldReport and Clearfield's Virtual Conference Call.

FY15 2nd Quarter "FieldReport"

CLEARFIELD

Forward-looking statements contained herein are made pursuant to the safe harbor provisions of the Private Litigation Reform Act of 1995. These statements are based upon the Company's current expectations and judgments about future developments in the Company's business. Certain important factors could have a material impact on the Company's performance, including, without limitation the effect of the significant downturn in the U.S. economy on Clearfield's customers; the impact of the American Recovery and Reinvestment Act or any other legislation on customer demand and purchasing patterns; cyclical selling cycles; need to introduce new products and effectively compete against competitive products; the effectiveness of distributors and new selling channels; dependence on third-party manufacturers and the availability of raw materials, particularly fiber; the success of efforts to reduce expenses through manufacturing improvements and procurement; reliance on key customers; rapid changes in technology; the negative effect of product defects; the need to protect its intellectual property; the impact on its financial results or stock price of its ability to use its deferred tax assets, consisting primarily of net operating loss carryforwards, to offset future taxable income; the valuation of its goodwill and the effect of its stock price, among other factors, on the evaluation of goodwill; and other factors set forth in Clearfield's Annual Report on Form 10-K for the year ended September 30, 2014 as well as other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update these statements to reflect actual events.

April 23, 2015 3

Forward-looking statements contained within this presentation are made pursuant to the safe harbor provisions of the Private Litigation Reform Act of 1995. Our statements are based upon the Company's current expectations and judgments about future developments in the Company's business.

To start our FieldReport, our CFO Dan Herzog will provide some details on our financial results for the second quarter.

Strong Revenue from Incumbent Providers

CLEARFIELD


$20,000,000
$18,000,000
$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
Q2 2013
Q3 2013
Q4 2013
Q1 2014
Q2 2014
Q3 2014
Q4 2014
Q1 2015
Q2 2015
Customer 1/Competitive Providers
Customers 2-500+/Incumbent Providers

* All amounts in millions

33% increase in Revenue YTD from Incumbent Providers

April 23, 2015 4

Thank you, Cheri.

Revenues for the winter quarters, which are seasonally our lowest for the year, were consistent with our previously issued outlook.

Sales to Incumbent Local Exchange Carriers, or ILECs, exceeded our expectation, recording a strong 12% growth for the quarter and are up 33% for the two-quarter period. We believe this is the result of our product development and market creation activities that are targeted at expanding our sales beyond the Tier 3 service provider to larger ILECS, both telco and cable, at the Tier 1 and Tier 2 levels. Revenues to our non-traditional competitive provider and associated contractors remain under our expectation. As a Competitive Local Exchange Carrier (CLEC), we believe the revenues from this customer group have been slowed due to in-field challenges associated with Federal regulatory restrictions as well as municipal access and permitting. We believe our share of deployed fiber management solutions within this customer group remains steady.

As illustrated in the graph referenced, fiscal quarters 1 and 2 are historically affected by the seasonality of the slower winter build season and calendar year-end budget cycles. Clearfield's modular product development methodology has proven successful in both growing our existing customer base as well as expanding our customer base to new markets. Strongest growth during the quarter came from within our North American incumbent telco group with revenue from MSO's (cable operators) remaining steady. Revenues from outside the U.S. were 11% of sales for the second quarter of fiscal 2015.


Gross Profit % Over Time
CLEARFIELD
44
43
42
41
40
39
38
37
36
35
Target Zone
Q1 FY 13
Q2
Q3
Q4
Q1 FY 14
Q2
Q3
Q4
Q1 FY 15
Q2
Non-recurring Moving Costs and In-period Excess Capacity Push Gross Profit % Below Target Zone
April 23, 2015
5

Gross profit margins for the quarter were negatively affected by unabsorbed overhead, due to the lower demand associated with the winter season, as well as unused capacity and product mix associated with lower than anticipated revenue from our CLEC customer group.

As we enter the summer build season, we expect gross profit margins to rebound in the second half of the year. In addition, the Company's investment in lower labor costs affiliated with our Mexican manufacturing operation should allow the Company to reduce its bill of material costs for an expanded range of products.



Dan Herzog

Chief Financial Officer

April 23, 2015 6

I also wanted to pass along the second quarter activity on our stock repurchase program announced in November 2014. For the quarter ended March 31, 2015, Clearfield repurchased 57,682 shares for approximately $679,000. As of March 31, 2015, Clearfield had repurchased an aggregate of 72,089 shares for approximately $849,000 under the program. We have approximately $7,151,000 remaining authorized for repurchases.

At this point, I'd like to turn the presentation back to Cheri for some insight on what to expect moving forward.


Is Fiber to the Press Release Outpacing Deployment?
CLEARFIELD
Annual Change in North American FTTH
(Homes – Connected) - Actual (2001-2014) and Forecast (2015-2017)
Year of the Chasm
3,000,000
2,500,000
2,000,000
1,500,000
1,000,000
500,000
0
2010 2011 2012 2013 2014 2015 2016 2017
Validators:
• 30% ↑ ARPU (Average Revenue per Unit)
• 20% ↓ OP EX Costs
• Strong Take Rates
• Proven ROI's
Barriers:
• Access
• Permitting
• Cash
• Government Regulation
Accelerator:
• Clearfield – Reducing the Cost of Gigabit Broadband
April 23, 2015
RVA LLC
7

Thanks, Dan.

Over the past months, I have been asked to speak at a number of industry conferences and attended a variety of others. At each, I take the opportunity to speak with many of my peers in the industry. The energy and momentum regarding Gigabit Broadband is strong, but without exception, everyone I speak to agrees that the press coverage surrounding fiber to the home is surpassing the actual pace of deployment. I've called this "Fiber to the Press Release."

We've talked previously about the market research done by Render Vanderslice regarding this rate of fiber deployment. This research report forecasts a strong rate of growth in number of homes connected in 2015. The proven ROI of a fiber deployment has validated the need for fiber. As an industry, we agree that it is not a question of "if" fiber, but simply "when." These validators have resulted in announcements from throughout the industry of intended deployments, but yet barriers exist due to competitive, municipal and Federal regulatory conditions.

The strong activity that Clearfield has posted from within the ILEC community year-to-date, we believe, validates the acceptance of Clearfield's technology.


Changing the OSP Landscape
CLEARFIELD
FieldSmart
Makwa
FieldShield
StrongFiber
April 23, 2015
8

Two new examples of this technology have been announced to the market this quarter.

Like the bear for which it is named, the FieldSmart Makwa FDH can be placed either above or below ground. It is the smallest fiber distribution hub in the industry. Because of this small footprint, FieldSmart Makwa can be placed in any below grade environment including the boulevard or area between the curb and the sidewalk. As this space is typically owned by the municipality, only a single permit is required expediting the pre-construction engineering process. While the community would prefer telecommunication cabinets to be out of sight, the size, weight, and cost of existing solutions and their lack of moisture control have prohibited the industry from placing a distribution hub underground. The FieldSmart Makwa provides the broadband service provider the choice of where to deploy, without sacrificing performance or access, at a cost less than a traditional metal cabinet. Consistent with Clearfield's long-standing design principles of using building blocks for our architecture, Makwa uses a new patent-pending cassette, the Clearview Black.

StrongFiber extends the FieldShield product offering. Deployed in the outside plant, StrongFiber becomes the first 900um OSP drop cable. The product is also an excellent MDU solution as it is to store within our announced drop wheel. StrongFiber reduces the cost of fiber deployment with a reduced installation time, material weight and slack storage requirements. FieldShield StrongFiber launches many exciting new innovations in the field of fiber deployment.


YTD: 33% Growth on ILEC Core
CLEARFIELD
45
40
35
30
25
20
15
10
5
0
Q1 and Q2 FY 15
Q3 and Q4 FY 2015
Actual
Outlook
Run Rate
FY15 Revenue: Quarter-end Backlog Teamed with Recent Bookings and Forecast support a Strong 2nd Half of the Year
April 23, 2015
9

As Dan indicated earlier, year-to-date, we have experienced a stronger than anticipated rate of product acceptance among a broad range of incumbent service providers. Unfortunately, the anticipated revenue levels from our competitive service provider group have been beneath our expectations for the period.

To provide a snapshot of what we see for the rest of the year, we've captured some data here about current run-rate. If Clearfield's year-to-date growth within the ILEC market continues at its current rate and should revenues from the CLEC customer group come in flat with last year, we calculate revenue of $38 million for the next two quarters, which would result in total revenue of $64 million for fiscal year 15. This is slightly below the annual outlook given by Clearfield which indicated overall growth consistent with our 5-year Compounded Annual Growth Rate of 17%. To reach this CAGR, 3rd and 4th quarter revenues of $42 million and fiscal year 15 revenues of $68 million are targeted.

Looking ahead, the increase in backlog as of March 31, as well as recent bookings and forecasts received from both ILEC and CLEC customer groups in the last few weeks, support Clearfield's outlook of a strong second half. However, Clearfield investors should note that annual revenue growth may or may not reach levels expected at the start of the year. Market dynamics affecting our CLEC provider group as well as an increasingly competitive environment in the ILEC market make the next six months very difficult to forecast. Accordingly, we are declining to provide a more definitive growth outlook at this time.


CLEARFIELD
THE HEADACHES of OSP FIBER DEPLOYMENT...
HEADACHE #1
WATER?
S-S-SNAKE?
BEES!
HEADACHE #2
CFO
TIME & MATERIALS OVERAGES
OSP ENGINEER
HEADACHE #3
BAD SPLICE
WHY NOT LET CLEARFIELD BRING YOU FAST RELIEF & COST SAVINGS TODAY?
PHIPPS
BUDGET
OSP ENG
FIELD TECH
CLEAR-VIEW CASSETTE
April 23, 2015
10

We are continuing to invest in the people and processes that will bring service providers the fast relief and cost savings required to make OSP fiber deployment a reality.

Thank you for your interest in Clearfield. We look forward to our next quarterly FieldReport, which is tentatively scheduled for July 23, 2015.

Lastly, we welcome your questions about our industry, our business and our financial performance. Please forward your inquires to IR@clfd.net. Relevant questions and our responses will be posted on the Clearfield Investor Relations webpage.

CLEARFIELD

“FieldReport”